Exhibit 99.2

BioTransplant Common Stock To Trade On OTC Bulletin Board

MEDFORD, Mass., March 14, 2003 /PRNewswire-FirstCall/ BioTransplant Incorporated (OTC Bulletin Board:  BTRNQ.OB) today announced that the Company’s common stock has begun trading on the OTC Bulletin Board (OTCBB), effective as of today, March 14, 2003.

The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (OTC) equity securities. An OTC equity security generally is any equity that is not listed or traded on Nasdaq or a national securities exchange.  OTCBB securities include national, regional, and foreign equity issues, warrants, units, American Depositary Receipts and Direct Participation Programs.

As previously announced, the Company’s securities were delisted from the Nasdaq National Market on March 11, 2003 as a result of the Company’s filing of a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code on February 27, 2003.

About BioTransplant

BioTransplant Incorporated, a Delaware corporation located in Medford, Massachusetts, is a life science company whose primary assets are intellectual property rights that it has exclusively licensed to third parties.  The Company’s strategy is to maximize the potential future value of these licensed intellectual property rights.  The Company has exclusively licensed Siplizumab (MEDI-507), a monoclonal antibody product, to MedImmune, Inc.  Siplizumab is in Phase II clinical trials for the treatment of psoriasis.  The Company’s assets also include the AlloMune

System technologies, which are intended to treat a variety of hematologic malignancies and improve outcomes for solid organ transplants, and the Eligix HDM Cell Separation Systems, which use monoclonal antibodies to remove unwanted cells from bone marrow, peripheral blood stem cell and donor leukocyte grafts used in transplant procedures.  BioTransplant also has an interest in Immerge BioTherapeutics, Inc., a joint venture with Novartis, to further develop both companies’ individual technology bases in xenotransplantation.

This news release contains forward-looking statements about BioTransplant that involve risks and uncertainties.  These include statements regarding the Company’s ability to successfully maximize the value of its key assets and partner or license certain of its core programs.  Such statements reflect management’s current views and are based on certain assumptions.  Actual results could differ materially from those currently anticipated as a result of a number of factors.  Important factors that could cause future results to differ materially from such forward-looking statements include, but are not limited to: BioTransplant’s ability to successfully conclude a financial and operational reorganization of the Company in the Chapter 11 process; its ability to manage its relationships with its creditors, licensors, licensees and other key relationships given the Company’s reorganization strategies; BioTransplant’s ability to secure partnering or licensing transactions on acceptable terms for its AlloMune System or Eligix Cell Separation Systems; BioTransplant’s third party collaborators’ and licensees’ ability to successfully discover, develop and commercialize products based upon BioTransplant’s technologies, obtain and maintain required regulatory approvals in a timely fashion, and overcome other difficulties inherent in developing and commercializing therapeutics, therapeutic devices and therapeutic regimens; and BioTransplant’s ability to obtain and enforce the patent protection required for its products. For a detailed discussion of these and other factors, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors That May Affect Results” in BioTransplant’s Current Report on Form 10-Q for the quarter ended September 30, 2002, as filed with the Securities and Exchange Commission, as well as the other filings that the Company periodically makes with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this news release. BioTransplant disclaims any obligation or intent to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

SOURCE BioTransplant Incorporated

-0- 03/13/2003

CONTACT: Donald B. Hawthorne, Chief Executive Officer of BioTransplant Incorporated, +1-781-870-4611, donald.hawthorne@biotransplant.com.